Lexaria Hires Investor Relations Firm

Kelowna, BC / August 11, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) announces it has hired Blue Ocean Advisors of San Diego, CA to assist in communicating its corporate, financial and long-term investment messages to shareholders and investors, while continuing the existing progress of building a strong public brand and investor base.

Colin Gibson, Managing Director of Blue Ocean Advisors LLC, will personally direct the Blue Ocean team in advising the Company in all facets of corporate and financial communications. Blue Ocean Advisors LLC has been engaged for an initial period of 60 days with total compensation of $5,000.

“Lexaria is the rare, unique company with an opportunity to capitalize on the rapid evolution of both hemp and cannabis products marketed to consumers,” said Colin Gibson, Managing Director. “With hemp, we have a federally legal substance that is increasingly being viewed as a superfood for the benefit of consumers. Lexaria has also developed technology that could one day be of interest to the pharmaceutical industry for a broad range of applications. As well, I have personally enjoyed ViPova tea and can attest to its great taste.”

While CEO Chris Bunka has always tried to have an open-door policy with investors, Lexaria’s increasingly demanding schedule precludes him from being consistently available. Investors can now also contact Blue Ocean Advisors at 619-344-2730 with inquiries about Lexaria.

Lexaria’s technology is designed to allow for higher bioavailability rates for THC and for CBD than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria’s innovative lipid formulation process is designed to allow the delivery of molecules such as are contained within hemp oil without the harmful side effects of ingestion via smoking, and should be embraced for the benefits to public health.

About Lexaria

Lexaria is a food sciences company focused on the delivery of hemp oil compounds procured from legal, agricultural hemp, through gourmet foods based upon its proprietary infusion technologies. www.lexariaenergy.com

About ViPovaTM

ViPovaTM uses only legal hemp oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of hemp oil within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for hemp oil/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.